UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2025

Commission file number 001-39531

PROCESSA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	45-1539785
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

601 21st Street, Suite 300, Vero Beach, FL 32960
(Address of Principal Executive Offices, Including Zip Code)

(772) 453-2899
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock: Par value $.0001	PCSA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Agreement.

On June 27, 2025, Processa Pharmaceuticals, Inc. (the “Company”) invoked its right to terminate the Licensing Agreement between Ocuphire Pharma, Inc., (now Opus Genetics) dated June 16, 2021.

Item 7.01. Regulation FD Disclosure.

On July 1, 2025, the Company issued a press release announcing strategic portfolio review and pipeline realignment to maximize shareholder value. The press release is attached hereto as Exhibit 99.1 and incorporated by reference in this Item 7.01.

The information contained in Item 7.01 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Termination of Licensing Agreement dated June 27, 2025.
99.1	Press Release dated July 1, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on July 1, 2025.

PROCESSA PHARMACEUTICALS, INC.
Registrant

By:	/s/ George Ng
George Ng
Chief Executive Officer